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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-07643 of Patient Infosystems, Inc. of our report dated July 16, 1996 (November 22, 1996 as to Note 7) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



Deloitte & Touche LLP
Rochester, New York
November 22, 1996